                                                                    Exhibit 32.2

     CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                             18 U.S.C. SECTION 1350

     In connection with the Quarterly Report on Form 10-Q for the Quarterly Period Ended September 30, 2003 of P. H. Glatfelter Company (the "Company") as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John C. van Roden, Jr., Senior Vice President and Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C.
     Section 1350, that:

     1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

                  Date: November 13, 2003      By: /s/ John C. van Roden, Jr.
                                                   ----------------------------
                                                       John C. van Roden, Jr.
                                                       Senior Vice President and
                                                       Chief Financial Officer